EXHIBIT 10.1

Notice of Inducement Grant of Time-Based Restricted Stock Units
Brian E. Agle Address City, State, Zip	Grant Number: Employee ID:	Grant Number Avid Employee ID

This notice (the “Notice”) evidences the grant by Avid Technology, Inc. (the “Company”) on (the “Grant Date”) to you (the “Grantee”) of time-based restricted stock units of the Company (“RSUs”). Each RSU represents the right to receive one share of common stock, $0.01 par value per share, of the Company (“Common Stock”) upon vesting. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to herein as the “Shares.” The RSUs have been granted as an inducement award pursuant to and in accordance with NASDAQ Listing Rule 5635(c)(4). Accordingly, the RSUs have been granted outside of the Company’s 2014 Stock Incentive Plan (the “Plan”) previously adopted by the Company and approved by the Company’s stockholders. However, the terms of the Plan are incorporated herein and shall apply to the RSUs as if issued under the Plan, subject to this Notice and the attached Terms and Conditions. Together, the Notice, the attached Terms and Conditions and the terms of the Plan constitute the complete agreement between the Grantee and the Company regarding the RSUs and the Shares.

The RSUs will vest as follows: One year from the Grant Date 33.33% of the RSUs shall vest and thereafter the RSUs shall vest in equal installments of 8.25% of the RSUs upon the conclusion of each three-month period, provided that the Grantee is employed by the Company on such vesting date.

Except as otherwise expressly provided herein or in your employment agreement, if your employment with the Company terminates before your RSUs are fully vested, you will forfeit the unvested RSUs.

Acceleration. Should (i) the Company terminate the Grantee’s employment with the Company without "Cause" or (ii) the Grantee terminate his employment with the Company with "Good Reason," in each case within one year following a Change-in-Control of the Company all RSUs will become immediately vested and payable in full.

For purposes of this Notice:

•
"Cause" means misconduct including, but not limited to: (1) conviction of any felony or any crime involving moral turpitude or dishonesty ; (2) participation in a fraud, embezzlement or act of dishonesty to the detriment of the Company; (3) material breach of any Company policy; (4) gross negligence or willful misconduct ; (5) material breach of any agreement between you and the Company (including your Non-Disclosure and Invention Assignment Agreement and the Company's Code of Business Conduct and Ethics (both of which you are required to sign as a condition of your employment at the Company)); (6) failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness); or (7) failing or refusing to cooperate, as reasonably requested in writing by the Company, in any internal or external investigation of any matter in which the Company has a material interest (financial or otherwise) in the outcome of the investigation.

•
“Good Reason” means a material diminution in your authority, duties or responsibilities; provided that “Good Reason” will exist only if (1) you inform the Company of the existence of the condition that you believe constitutes Good Reason within thirty (30) days after the condition first exists, (2)  the Company fails to remedy the condition within thirty (30) days after being notified, and (3) your employment terminates within 30 days after the end of the thirty-day cure period described in clause (2) (or by such earlier date as is requested by the Company).

•	“Change of Control” shall have the meaning set forth in Exhibit A.
By your signature and the Company’s signature below, you and the Company agree that the RSUs are granted and governed by this Notice, the terms and conditions of the Plan and the attached Terms and Conditions of the Shares (subject to any applicable, superseding terms of your employment agreement with the Company).

Avid Technology, Inc.

 By                        Date:

    [ ]

I acknowledge the RSU grant made to me on__________, and confirm that I agree to the terms and conditions set forth herein.

Date:
Name of ELT Employee

Avid Technology, Inc.
Inducement Grant of Restricted Stock Units
Terms and Conditions
(Time Based Inducement Award)

1.Non-Plan Grant; Incorporation of Certain Terms and Conditions of the Plan. Avid Technology, Inc. has granted to the Grantee, subject to these Terms and Conditions, the attached Notice and the terms and conditions of the Plan (as incorporated herein), the number of RSUs identified in the Notice. Each RSU represents the right to receive one share of Common Stock. The RSUs are granted as a stand-alone award separate and apart from, and outside of, the Plan and shall not constitute an award granted under or pursuant to the Plan. However, except as otherwise expressly stated herein, the RSUs shall be governed by terms and conditions identical to those of the Plan, which are incorporated herein by reference, and shall be interpreted in accordance with the Plan. In the event of any conflict between the terms and conditions of the Notice and these Terms and Conditions, on the one hand, and the terms and conditions of the Plan, on the other, the Notice and these Terms and Conditions shall govern. Notwithstanding any other provision of the Notice to the contrary, the RSUs are granted either by a majority of the Company’s independent directors or by the independent compensation committee of the Company’s board of directors within the meaning of NASDAQ Listing Rule 5605(a)(2). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Notice and in the Plan, a copy of which has been provided to the Grantee.
2.    Employment Inducement Grant. The Company’s grant of RSUs to Grantee are intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock purchase plans. The Notice and these Terms and Conditions shall be interpreted in accordance with and consistent with such exemption.

3.    Vesting; Forfeiture.
(a)Vesting Schedule. The RSUs shall vest in accordance with the schedule, subject to any other conditions, as set forth in the Notice

(b)Vesting Upon Termination of Relationship with Company.
(i) Generally. Except as provided in Section 2(b)(ii) through (iv), if the Grantee ceases to be employed by Avid Technology, Inc. or its subsidiaries (the “Company”) (as an employee or officer of, or an advisor or consultant to, the Company or its subsidiaries) for any reason or no reason, with or without Cause (as defined below), prior to the final vesting date of the RSUs, vesting shall cease and the Grantee will have no rights with respect to any RSUs that have not then vested.
(ii) Terms of Employment Agreement. The RSUs shall be subject to (and modified by) any applicable, superseding vesting terms as set forth in the Grantee’s then-effective employment agreement, offer letter or other similar agreement with the Company, if any.
(iii) Vesting Upon Death or Disability. If the Grantee’s employment with the Company is terminated by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) prior to the final vesting date of the RSUs, the Grantee’s RSUs shall immediately vest with respect to an additional number of RSUs that would have vested during the one-year period following the termination of the Grantee’s employment with the Company.
(iv) Reorganization Event. Following a change in control of the Company or other Reorganization Event (as defined in the Plan), vesting of your RSUs may be modified by the Company’s Board of Directors or its designee, to the extent permitted under the terms of the Plan.
(c) For purposes of these Terms and Conditions, employment with the Company shall include employment with any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) and 424(f) of the Code.

4.    Distribution of Shares. The Company shall not be obligated to issue to the Grantee any Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities and tax laws and the requirements of any stock exchange upon which the Shares may then be listed. Each Share distribution date is hereinafter referred to as a “Settlement Date.”
5.    Restrictions on Transfer. The Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.
6.    Dividend and Other Shareholder Rights. Except as set forth in the terms of the Plan, neither the Grantee nor any person claiming under or through the Grantee shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Grantee.
7.    Withholding Taxes; No Section 83(b) Election.
(a)No Shares will be delivered pursuant to the vesting of an RSU unless and until the Grantee satisfies any federal, state or local withholding tax obligation required by law to be withheld or paid in respect of this award. The Grantee acknowledges and agrees that to satisfy any tax obligation described in Section 6(a) of these Terms and Conditions, the Company shall deduct and retain from the Shares to be distributed upon the Settlement Date such number of Shares as is equal in value to the Company’s minimum statutory withholding obligations with respect to the income recognized by the Grantee upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), based on the closing price of the Common Stock on the Settlement Date.

(b)The Grantee acknowledges that no election under Section 83(b) of the Code may be filed with respect to this award.

8.    Section 409A of the Code.
(c)(a)    These Terms and Conditions and the applicable Notice shall be interpreted consistent with the intent that the award comply with, or be exempt from, the requirements of Section 409A of the Code, applicable Treasury regulations, and guidance thereunder ("Section 409A"). No provision of these Terms and Conditions or the Notice shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the Grantee to the Company or to any other individual or entity.

(d)If the Grantee is a “specified employee” under Section 409A(a)(2)(B)(i) of the Code as of his separation from service (within the meaning of Section 409A) with the Company, any amount that is subject to Section 409A and payable upon the Grantee’s separation from service shall be delayed to the extent required by Section 409A(a)(2)(B)(i) until the earlier of (a) the first payroll date that is six (6) months after the Grantee’s separation from service or (b) a date determined by the Company that is within 30 days of the Grantee’s death. Such six-month delay shall not be required for any payment that is exempt from the requirements of Section 409A.

(e)For purposes of Section 409A, each installment payment under this award shall be treated as a separate payment.

(d)    Issuance of shares with respect to the RSUs shall occur no later than the deadline for short-term deferrals under Section 409A.

9.    Miscellaneous.
(f)Governing Law. These Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice or conflict of law provision.

(g)Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and each such other provision shall be severable and enforceable to the extent permitted by law.

(h)Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4.

(i)Waiver. Any provision for the benefit of the Company contained in these Terms and Conditions may be waived, either generally or in any particular instance, by the Board of Directors of the Company or a duly authorized committee thereof.

(j)Entire Agreement. These Terms and Conditions, the Notice, the terms of the Plan and any applicable, superseding terms of the Grantee’s employment agreement constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter hereof.

(k)Amendment. These Terms and Conditions may only be amended or modified in accordance with the terms of the Plan.

Exhibit A

"Change-in-Control of the Company" shall be deemed to have occurred only if any of the following events occur:

(i)
The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act”)) (a "Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated  under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities”); provided , however, that for purposes of this section, the following acquisitions shall not constitute a Change-in-Control:   (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which satisfies the criteria set forth in clauses (a) and (b) of paragraph (iii) below; or

(ii)
Individuals who, as of the date of the Grant Date (the "Effective Date”), constitute the Company's Board of Directors (the "Incumbent Board”) cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the operating assets of the Company (a "Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 40% of, respectively, the then-outstanding shares of common stock (or other equity interests, in the case of an entity other than a corporation), and the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Business Combination (which as used in this section shall include, without limitation, a corporation or other entity which as a result of such transaction owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (b) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or other equity interests, in the case of an entity other than a corporation) of the corporation or other entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation or other entity; provided, however, that a "Change-in-Control of the Company" shall be deemed to occur only if any of the foregoing events occur and such event that occurs is a "change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation" as defined in Treasury Reg. § 1.409A-3(i)(5).